Exhibit 10.4

Execution Copy

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE TERMS AND CONDITIONS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, INCLUDING THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF JANUARY 17, 2002, BY AND BETWEEN THE COMPANY (AS DEFINED THEREIN) AND THE PURCHASER (AS DEFINED THEREIN), AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.

SECURED CONVERTIBLE PROMISSORY NOTE

US $6,000,000	Longmont, Colorado
January 17, 2002

FOR VALUE RECEIVED, the undersigned, CHAPARRAL NETWORK STORAGE, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of XYRATEX TECHNOLOGY LIMITED, a corporation organized under the laws of England and Wales (the “Purchaser”), at the offices of the Purchaser, the principal sum of up to Six Million Dollars (US$6,000,000) (the “Principal Amount”) or such lesser Principal Amount thereof as may remain outstanding (“Principal”) in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the Principal Amount hereof from time to time outstanding (“Interest”), in like funds, at said office, at a rate of 8% simple per annum, calculated on the basis of the number of days elapsed in a 365-day year and payable on such dates as determined pursuant to the terms of the Securities Purchase Agreement dated as of the Effective Date, by and between the Company and Purchaser, as the same may be amended, modified, restated or supplemented from time to time (the “Securities Purchase Agreement”) Purchaser has agreed, subject to the terms of, and satisfaction of the conditions set forth in the Securities Purchase Agreement, to advance the Principal Amount to the Company as follows: Two Million United States Dollars (US $2,000,000) to be advanced at Closing and the remaining Four Million United States Dollars (US $4,000,000) to be advanced in four tranches of One Million United States Dollars (US$1,000,000), on the 15th of each month commencing in February 2002, until the total Principal has been paid to the Company. The Company promises to pay Interest and Principal in accordance with the terms of the Securities Purchase Agreement. This Note is issued to and is subject to and the Purchaser or any subsequent holder or assignee is entitled to the benefits of the Securities

Purchase Agreement and the Security Agreement by and between the Company and the Purchaser dated the Effective Date (the “Security Agreement”). The terms and conditions contained in the Securities Purchase Agreement and the Security Agreement that relate to the Note are incorporated herein by reference.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Securities Purchase Agreement or the Security Agreement.

The “Maturity Date” of the Note shall be the date that is exactly six years after the disbursement of the last Advance of the Financing Amount (as such amount is adjusted pursuant to Section 3 of the Securities Purchase Agreement). The Principal shall be due and payable as follows: one half, together with accrued and unpaid Interest on the entire Principal (not just one half thereof) shall be due and payable on the date that is exactly three years after the disbursement of the last Advance of the Financing Amount (as such amount is adjusted pursuant to Section 3 of the Securities Purchase Agreement); and the remaining Principal, together with accrued and unpaid Interest on such amount, shall be due and payable on the Maturity Date.

The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Securities Purchase Agreement. The non-exercise by the Purchaser of any of its rights hereunder or under the Securities Purchase Agreement in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

This Note is referred to in the Securities Purchase Agreement. The Securities Purchase Agreement provides that (1) the occurrence of certain events (as specified therein) shall constitute Events of Default by the Company hereunder and  thereunder and (2) upon the occurrence of any such Event of Default and at any time thereafter during the continuation of such Event of Default, the Purchaser may take the actions set forth in Section 9.2 of the Securities Purchase Agreement.

With reference to the Technology Cross-License Agreement described in the Assignment Agreement (Appendix XI to the Master Alliance Agreement), if (i) the Company tenders repayment of the final amount(s) due under this Note, or (ii) an Event of Default by the Company under the Securities Purchase Agreement occurs, and Purchaser does not make the election referred to in Section 9.2.2 of the Securities Purchase Agreement within the time available for making such election, or (iii) an Event of Default by the Purchaser under Section 9.3.1 of the Securities Purchase Agreement occurs and the Company elects to terminate the related agreements referenced in and pursuant to Section 13.4(a)(iv) of the Master Alliance Agreement (other than the Appendix VII Agreements), then the Purchaser shall thereupon tender to the Company an executed assignment of the Technology Cross-License Agreement in the form of Exhibit D to the Securities Purchase Agreement. Purchaser hereby acknowledges that money damages would not be an adequate remedy at law if it fails to perform its obligation to re-assign the Technology Cross-License Agreement as provided in this paragraph of the Note and accordingly agrees that the Company, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of such obligation, without the posting of any bond, in the court having jurisdiction under the terms hereof, and if any action should be brought in equity to enforce such obligation Purchaser shall not raise the defense that there is an adequate remedy at law. The provisions of this paragraph shall not limit any other rights and remedies of Purchaser provided under the Securities Purchase Agreement upon the occurrence of an Event of Default under this Note.

Pursuant to, and in accordance with, the terms of the Securities Purchase Agreement, the Principal and Interest are convertible into shares of Common Stock of the Company. Pursuant to the terms the Securities Purchase Agreement, any payment, redemption, conversion or other adjustment of the Principal and Interest shall be reflected in an amendment to Schedule I hereto and shall become effective upon the earlier of (a) notation in Schedule I attached to the Note or (B) confirmation by the Company to the Purchaser of such payment (through satisfactory evidence of wire transfers), redemption, conversion or other adjustment. Following the payment, redemption, conversion or other adjustment of the entire Principal, together with accrued and unpaid Interest thereon, this Note shall be canceled and shall no longer evidence an indebtedness for borrowed money.

The Company shall have the right to prepay this Note at any time prior to the Maturity Date without penalty, in whole or in part, upon 20 Business Days’ prior written notice to Purchaser.

This Note and Purchaser’s rights hereunder may not be transferred or assigned except in accordance with the requirements of the Securities Purchase Agreement and subject to applicable securities laws or regulations. In any dispute, contest, suit, action, or proceeding by a party to this Note to enforce its rights under this Note (whether arising in contract, tort, or both), or seeking a declaration of any rights or obligations under this Note, against any other party to this Note, including any litigation, arbitration, mediation, contested matter, dispute, suit, action, or adversary proceeding, and any appeal or review thereof, in connection with a case, action, or proceeding commenced in any state or federal court or agency, or before an arbitration panel or mediator, or under the United States Bankruptcy Code, or any other applicable federal, state, or foreign bankruptcy or other similar law, the prevailing party shall be awarded its reasonable attorneys’ fees, together with any costs and expenses (including the cost of employing expert witnesses). The Company and the Purchaser intend that the preceding sentence be severable from the other provisions of this Note, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

This Note shall be governed by and construed under the laws of the State of California, without giving effect to the conflicts of laws provisions thereof.

In any dispute, contest, suit, action, or proceeding by a party to this Note to enforce its rights under this Note (whether arising in contract, tort, or both), or seeking a declaration of any rights or obligations under this Note, against any other party to this Note, including any litigation, arbitration, mediation, contested matter, dispute, suit, action, or adversary proceeding, and any appeal or review thereof, in connection with a case, action, or proceeding commenced in any state or federal court or agency, or before an arbitration panel or mediator, or under the Bankruptcy Code, or any other applicable federal, state, or foreign bankruptcy or other similar law, the prevailing party shall be awarded its reasonable attorneys’ fees, together with any costs and expenses (including the cost of employing expert witnesses).

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA.  EACH OF THE COMPANY AND PURCHASER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION. THE COMPANY AND PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE TRANSACTION DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE COMPANY AND PURCHASER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

CHAPARRAL NETWORK STORAGE, INC.

By:	/s/ Victor M. Perez
Name:	Victor M. Perez
Title:	Chief Executive Officer and President

SCHEDULE I

to Secured Convertible Note dated January 17, 2002

Date	Principal Amount Advanced	Repayment, Redemption, Conversion or Adjustment of Principal Amount	Aggregate Outstanding Principal Amount	Company Initials
	$	$	$

Jan. 17-2002	$2,000,000.00